UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017 (July 11, 2017)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, Douglas M. Madden informed the Board of Directors of the Company that he will step down as a Director, effective July 26, 2017. Mr. Madden’s decision to step down was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors has elected Thomas S. Albrecht, Ana B. Amicarella and Javier A. Palomarez to its Board of Directors, effective July 24, 2017.

Mr. Albrecht is the Founder and President of Sword & Sea Transport Advisors LLC, a transportation industry consulting firm. Prior to founding Sword & Sea, he served as Managing Director of BB&T Capital Markets from July 2009 until July 2016. He has been in the transportation research arena since 1988, and in addition to BB&T, he has worked for Stephens Inc., ABN AMRO and A.G. Edwards & Sons. Mr. Albrecht holds a B.S. in business administration with a finance major from the University of Central Missouri.

Ms. Amicarella is Managing Director for Aggreko PLC, a power generation solutions company. Prior to joining Aggreko in March 2011, she was general manager of GE Oil & Gas Services for North America. Ms. Amicarella began her career at GE in 1988 as a field engineer, and during her tenure, she served in various professional capacities within the areas of service, sales, strategic initiatives and P&L leaderships. Ms. Amicarella received a B.S. in electrical engineering from Ohio State University and an MBA from Oakland University. She competed in the 1984 Olympics in synchronized swimming and was an All-American while at Ohio State University.

Mr. Palomarez currently serves as the President and Chief Executive Officer of the United States Hispanic Chamber of Commerce, the largest Hispanic business association in the United States (“USHCC”). Before joining USHCC in October 2009, he was the Chief Marketing Officer for NetSpend Corporation. Mr. Palomarez has over twenty years of corporate and marketing experience, including leadership positions at Allstate Insurance Corporation, Sprint, Inc. and Bank of America, N.A. He serves on various advisory boards and councils, and since December 2015, he has been a director of MasTec, Inc., a leading infrastructure company (NYSE: MTZ). Mr. Palomarez obtained a B.B.A. in finance from The University of Texas-Pan American.

On July 24, 2017, in connection with their appointment to the Board and pursuant to the Company’s Amended and Restated Non-Employee Director Stock Plan, the Company will grant each of Mr. Albrecht, Ms. Amicarella and Mr. Palomarez 1,405 restricted shares that will vest on the earlier to occur of: (i) the day immediately prior to the first annual meeting of the Company’s shareholders that occurs after the grant date; and (ii) July 24, 2018.

There are no arrangements or understandings between any of Mr. Albrecht, Ms. Amicarella, or Mr. Palomarez and any other persons pursuant to which any of them was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which any of Mr. Albrecht, Ms. Amicarella or Mr. Palomarez has, or will have, a direct or indirect material interest. None of Mr. Albrecht, Ms. Amicarella and Mr. Palomarez have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that each of Mr. Albrecht, Ms. Amicarella and Mr. Palomarez is an independent director under applicable Nasdaq rules.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Current Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated July 17, 2017

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: July 17, 2017	By:	/s/ Michael J. Morris
Michael J. Morris Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated July 17, 2017